UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 11, 2008, Michael C. Welsh tendered his resignation as a member of the board of directors of Oncothyreon, Inc. (the “Company”). After 21 years of service on the Company's board of directors, Mr. Welsh is retiring in order to pursue other interests.  Mr. Welsh’s resignation will be effective on January 1, 2009.  There was no disagreement or dispute between Mr. Welsh and the Company that led to his resignation from the board of directors.

(d)  On December 11, 2008, the board of directors of the Company approved an extension of the post-termination exercise period for certain Company stock option awards held by Mr. Welsh. Any vested but unexercised portion of a Company stock option award held by Mr. Welsh shall be exercisable until the earlier of (i) the two-year anniversary of Mr. Welsh’s resignation from the Company’s board of directors and (ii) the original termination/expiration date of the Company’s stock option awards.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
Chief Executive Officer and President

Date: December 15, 2008